CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 27, 2005 accompanying the financial statements of Insured Municipals Income Trust, 160th Insured Multi-Series as of March 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2005